Exhibit (5)(a)

[Letterhead of Arnold & Porter]

August 22, 2003

S&T Bancorp, Inc.

43 South Ninth Street

Indiana, Pennsylvania, 15701

S&T Capital Trust I

S&T Capital Trust II

S&T Capital Trust III

c/o S&T Bancorp, Inc.

43 South Ninth Street

Indiana, Pennsylvania, 15701

Ladies and Gentlemen:

We are Special Counsel to S&T Bancorp, Inc., a Pennsylvania corporation (the "Corporation"), and, in that capacity, have acted as counsel for the Corporation and S&T Capital Trust I, S&T Capital Trust II and S&T Capital Trust III, each of which is a Delaware statutory business trust (each, a "Trust" and, collectively, the "Trusts"), and are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Corporation and the Trusts with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the registration of $150,000,000 aggregate initial offering price of:

(i) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, collectively with the Senior Debt Securities, the "Debt Securities");

(ii) shares of preferred stock, no par value per share (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts");

(iii) shares of common stock, par value $2.50 per share (the "Common Stock");

(iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the "Warrants" and, collectively with the Debt Securities, Preferred Stock, Depositary Shares and Common Stock, the "Securities") of the Corporation;

(v) capital securities of each of the Trusts (the "Capital Securities"), representing an undivided preferred beneficial interest in the assets of the applicable Trust;

(vi) guarantees by the Corporation, on a subordinated basis, of the payment of distributions and the redemption or liquidation price of the Capital Securities (the "Guarantees"); and

(vii) junior subordinated debentures (the "Debentures") issuable by the Corporation to the Trusts pursuant to a junior subordinated indenture to be entered into between the Corporation and a trustee (the "Junior Subordinated Indenture").

In connection with rendering the opinions set forth in this letter, we have examined and relied upon the Registration Statement, the Corporation's Articles of Incorporation, the Bylaws of the Corporation as in effect on the date of this opinion, resolutions of the Board of Directors of the Corporation, and the originals or copies of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

(i) We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Corporation) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

(ii) The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

(iii) We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof or of the shareholders of the Corporation that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

(iv) We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Corporation.

(v) We express no opinion as to the effect or application of any laws or regulations other than the Federal laws of the United States, the laws of the Commonwealth of Pennsylvania and the laws of the State of New York as in effect on this date. We do not have an office, nor do we regularly practice law, in the Commonwealth of Pennsylvania. As to matters regarding the laws of the Commonwealth of Pennsylvania, we have relied exclusively on the latest standard compilation of such laws as reproduced in commonly accepted unofficial publications available to us.

(vi) Opinions 1, 3, 5 and 6 hereafter expressed are qualified to the extent that (1) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally, and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, (2) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction, and (3) the provisions of any document, agreement or instrument that (i) purport to confer, waive or consent to the jurisdiction of any court, (ii) waive any right granted by common or statutory law, or (iii) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agent, may be unenforceable as against public policy.

Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

    With respect to the Debt Securities, when the Registration Statement has become effective under the Act, the indentures relating to the Senior Debt Securities and Subordinated Debt Securities have been duly authorized, executed and delivered by each of the parties thereto substantially in the forms filed as exhibits to the Registration Statement, the terms of the Senior Debt Securities or Subordinated Debt Securities, as the case may be, and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Senior Debt Securities or Subordinated Debt Securities, as the case may be, have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the Senior Debt Securities or Subordinated Debt Securities, as the case may be, will constitute valid and legally binding obligations of the Corporation.
    The Preferred Stock has been duly authorized and, when the Registration Statement has become effective under the Act, a certificate of designation to the Corporation's articles of incorporation has been duly filed with the Department of State of the Commonwealth of Pennsylvania, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Corporation's articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.
    With respect to Depositary Shares, when the Registration Statement has become effective under the Act, the deposit agreement relating to the Depositary Shares (the "Deposit Agreement") to be entered into between the Corporation and a bank or trust company selected by the Corporation to act as depositary thereunder (the "Depositary") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Deposit Agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.
    The Common Stock has been duly authorized and, when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Corporation's articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.
    With respect to the Warrants, when the Registration Statement has become effective under the Act, the warrant agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, executed and delivered substantially in the form filed as an exhibit to the Registration Statement, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, the Warrants will constitute valid and legally binding obligations of the Corporation.
    With respect to the Debentures and Guarantees, when the Registration Statement has become effective under the Act, the guarantee agreement relating to the Guarantee of the Capital Securities of a Trust (the "Guarantee Agreement") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the amended and restated trust agreement relating to the issuance of Capital Securities by such Trust (the "Amended and Restated Trust Agreement") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the Junior Subordinated Indenture has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the terms of the corresponding Debentures and of their issuance and sale have been duly established in conformity with the Junior Subordinated Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding on the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Debentures have been duly executed and authenticated in accordance with the Junior Subordinated Indenture and issued and sold to such Trust as contemplated in the Registration Statement, the terms of the Capital Securities and of their issuance and sale by such Trust have been duly established in conformity with the Trust's Amended and Restated Trust Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Trust, and the Capital Securities have been duly authorized, executed, authenticated, issued and sold in accordance with the Amended and Restated Trust Agreement and as contemplated in the Registration Statement, the Debentures and the Guarantee relating to the Capital Securities of such Trust will constitute valid and legally binding obligations of the Corporation.

This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to your reference to our firm under the heading "Validity of Securities" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ ARNOLD & PORTER

Arnold & Porter